UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 27, 2011

ACCELRYS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27188	33-0557266
(State or Other Jurisdiction of Incorporation)	Commission File Number	(I.R.S. Employer Identification Number)

10188 Telesis Court, San Diego, California 92121-4779

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 799-5000

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 27, 2011, Accelrys, Inc. (the “Company”) and Mr. Trevor Heritage, the Company’s Executive Vice President, Corporate Development and Strategy, entered into a Separation Agreement and Release (the “Separation Agreement”) relating to the terms of Mr. Heritage’s resignation from the Company, effective December 31, 2011. Pursuant to the Separation Agreement, Mr. Heritage will receive a total severance amount of $220,000, paid over a period of nine months. For the duration of such nine-month period, the Company will also reimburse Mr. Heritage for all premiums relating to maintaining COBRA medical insurance coverage, provided that Mr. Heritage will no longer be entitled to receive such reimbursement in the event that he obtains other employment prior to the end of the period. The Company’s severance obligations described above are also conditioned upon Mr. Heritage’s compliance with certain non-competition and non-solicitation obligations set forth in the Separation Agreement.

The foregoing description is intended only as a summary of the material terms of the Separation Agreement and is qualified in its entirety by reference to the full Separation Agreement, a copy of which is attached as Exhibit 10.1 to this Form 8-K and is hereby incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Separation Agreement and Release, dated as of December 27, 2011, by and between the Company and Trevor Heritage

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELRYS, INC.

By:	/s/ Michael A. Piraino
Michael A. Piraino
Executive Vice President and Chief Financial Officer

Date: December 27, 2011